DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0215652006-6
Document Number:
20060197062-33

Date Filed:
3/29/2006 2:27:57 PM
In the office of

Dean Heller
Secretary of State

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) **Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.**

INTEGRATED SECURITY TECHNOLOGIES, INC.
Name of *merging* entity

Nevada	Corporation
Jurisdiction	Entity type *

ORAMED PHARMACEUTICALS INC.
Name of *merging* entity

Nevada	Corporation
Jurisdiction	Entity type *

Name of *merging* entity

Jurisdiction	Entity type *

Name of *merging* entity

Jurisdiction	Entity type *

and,

ORAMED PHARMACEUTICALS INC.
Name of *surviving* entity

Nevada	Corporation
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.

DLA8/053655.1

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger – NRS 92A.190):

Attn: ______________________

c/o: ______________________

____

____

3) (Choose one)

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)**

4. Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from:

INTEGRATED SECURITY TECHNOLOGIES, INC.
Name of *merging* entity, if applicable

ORAMED PHARMACEUTICALS INC.
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

and, or;

____
Name of *surviving* entity, if applicable

Filing Fee $350.00

This form must be accompanied by appropriate fees.
DLAS833653.1

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

and, or;

____
Name of *surviving* entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of *merging* entity, if applicable

Name of *merging* entity, if applicable

Name of *merging* entity, if applicable

Name of *merging* entity, if applicable

and, or;

Name of *surviving* entity, if applicable

This form must be accompanied by appropriate fees.
DLAS833633.1

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

ABOVE SPACE IS FOR OFFICE USE ONLY

5) **Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:**

____
____
____
____
____

6) **Location of Plan of Merger (check a or b):**

☒ (a) The entire plan of merger is attached; or,

☐ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) **Effective date (optional)**:** ______________________

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent – Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

ABOVE SPACE IS FOR OFFICE USE ONLY

8) **Signatures - Must be signed by: An officer of each corporation whether or not for profit; all general partners of each limited partnership or limited-liability limited partnership; a manager of each a limited-liability company with managers or by one member if without managers; a trustee of a business trust; a managing partner of a limited-liability partnership; by one partner of a general partnership.* (If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):**

INTEGRATED SECURITY TECHNOLOGIES, INC.
Name of merging entity, if applicable

Signature	President Title	March 29, 2006 Date

ORAMED PHARMACEUTICALS INC.
Name of merging entity, if applicable

Signature	President Title	March 29, 2006 Date

Name of merging entity, if applicable

Signature	Title	Date

Name of merging entity, if applicable

Signature	Title	Date

ORAMED PHARMACEUTICALS INC.
Name of surviving entity, if applicable

Signature	President Title	March 29, 2006 Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

AGREEMENT AND PLAN OF MERGER
FOR THE MERGER OF
ORAMED PHARMACEUTICALS INC.
WITH AND INTO
INTEGRATED SECURITY TECHNOLOGIES, INC.

This AGREEMENT AND PLAN OF MERGER (the "**Agreement**") is made as of the 29th day of March, 2006 by and between **ORAMED PHARMACEUTICALS INC.**, a Nevada company ("**Oramed**"), and **INTEGRATED SECURITY TECHNOLOGIES, INC.**, a Nevada company ("**IST**").

WHEREAS:

A. Oramed is a wholly-owned subsidiary of IST;

B. The boards of directors of Oramed and IST deem it advisable and in the best interests of their respective companies and shareholders that IST be merged with and into Oramed, with Oramed remaining as the surviving corporation under the name "Oramed Pharmaceuticals Inc.";

C. The board of directors of Oramed has approved the plan of merger embodied in this Agreement; and

D. The board of directors of IST has approved the plan of merger embodied in this Agreement.

THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto do hereby agree to merge on the terms and conditions herein provided, as follows:

1. **THE MERGER**

1.1 **The Merger**

Upon the terms and subject to the conditions hereof, on the Effective Date (as hereinafter defined), IST shall be merged with and into Oramed in accordance with the applicable laws of the State of Nevada (the "**Merger**"). The separate existence of IST shall cease, and Oramed shall be the surviving corporation under the name "Oramed Pharmaceuticals Inc." (the "**Surviving Corporation**") and shall be governed by the laws of the State of Nevada.

1.2 **Effective Date**

The Merger shall become effective on the date and at the time (the "**Effective Date**") that:

(a) the Articles of Merger, in substantially the form annexed hereto as Appendix A, that the parties hereto intend to deliver to the Secretary of State of the State of Nevada, are accepted and declared effective by the Secretary of State of the State of Nevada; and

(b) after satisfaction of the requirements of the laws of the State of Nevada.

1.3 **Articles of Incorporation**

On the Effective Date, the Articles of Incorporation of Oramed, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation.

1.4 **Bylaws**

On the Effective Date, the Bylaws of Oramed, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the bylaws of the Surviving Corporation.

1.5 **Directors and Officers**

The directors and officers of IST immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

2. **CONVERSION OF SHARES**

2.1 **Common Stock of Oramed and IST**

Upon the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock of IST, par value of $0.001 per share, outstanding immediately prior to the Effective Date shall be changed and converted into one fully paid and non-assessable share of the common stock of the Surviving Corporation, par value of $0.001 per share (the "**Survivor Stock**") and the shares of Oramed be cancelled.

2.2 **Exchange of Certificates**

Each person who becomes entitled to receive any Survivor Stock by virtue of the Merger shall be entitled to receive from the Surviving Corporation a certificate or certificates representing the number of Survivor Stock to which such person is entitled as provided herein.

3. **EFFECT OF THE MERGER**

3.1 **Rights, Privileges, etc.**

On the Effective Date of the Merger, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of Oramed and IST; all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of Oramed and IST on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, title to any real estate, or any interest therein vested in Oramed or IST, shall not revert or in any way be impaired by reason of this merger; and all of the rights of creditors of Oramed and IST shall be preserved unimpaired, and all liens upon the property of Oramed or IST shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

3.2 FURTHER ASSURANCES

From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Oramed such deeds and other instruments, and there shall be taken or caused to be taken by it such further other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Oramed and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Oramed or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4. GENERAL

4.1 Abandonment

Notwithstanding any approval of the Merger or this Agreement by the shareholders of Oramed or IST or both, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by mutual written agreement of Oramed and IST.

4.2 Amendment

At any time prior to the Effective Date, this Agreement may be amended or modified in writing by the board of directors of both Oramed and IST.

4.3 Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

4.4 Counterparts

In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

4.5 Electronic Means

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date set forth above.

ORAMED PHARMACEUTICALS INC.

Per: ______________________
Authorized Signatory

INTEGRATED SECURITY TECHNOLOGIES, INC.

Per: ______________________
Authorized Signatory